UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2021

ENERGY RECOVERY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34112	01-0616867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Doolittle Drive, San Leandro, California 94577
(Address of Principal Executive Offices) (Zip Code)

(510) 483-7370
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ERII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    On April 14, 2021, Mr. Ole Peter Lorentzen notified the Board of Directors (the “Board”) of Energy Recovery, Inc. (the “Company”) that he intends to retire from the Board and as Chairman of the Nominating and Corporate Governance Committee upon the completion of the current Board term, which ends at our 2021 Annual Meeting. Mr. Lorentzen has notified the Board that his decision to not seek re-election is not based on any disagreement with the Company.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On and effective as of April 14, 2021, the Board of the Company amended and restated the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”) to, among other things, add a proxy access provision; make clarifications to the advance notice and other procedural requirements related to stockholder nominations for election of directors or proposals of business at the Company’s stockholder meetings; add an exclusive forum provision; make certain other changes in line with current market practices; and make other ministerial, clarifying, and conforming changes.
The Amended and Restated Bylaws provide that a stockholder, or a group of up to 20 stockholders, owning at least three percent of the Company’s outstanding shares of the Company’s common stock continuously for at least three years, may nominate and include in the Company’s annual meeting proxy materials director nominees constituting up to the greater of (a) two directors or (b) twenty percent of the Board, subject to certain limitations and provided that the stockholders and nominees satisfy the requirements specified in the Amended and Restated Bylaws.
The Amended and Restated Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, (a) the Court of Chancery of the State of Delaware (or, only if the Court of Chancery in the State of Delaware lacks subject matter jurisdiction over any such actions or proceedings, another state or federal court located within the State of Delaware) shall be the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the Company to the Company or the stockholders of the Company, (iii) any action asserting a claim arising out of or relating to any provision of the General Corporation Law of the State of Delaware or the Company’s certificate of incorporation or the bylaws (as each may be amended or restated from time to time), or (iv) any action or proceeding asserting a claim governed by the internal affairs doctrine, and (b) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
The foregoing summary and description of the provisions of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 with this Current Report on Form 8-K and is incorporated herein by reference.
On April 14, 2021, the Board of the Company adopted resolutions of the Board to approve and recommend stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect the declassification of the Company’s Board.
The foregoing summary and description of the provisions of the form of Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Certificate of Amendment, a copy of which is filed as Exhibit 3.2 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Energy Recovery, Inc.
3.2	Form of Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Energy Recovery, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Recovery, Inc.

Date:	April 16, 2021	By:	/s/ William Yeung
William Yeung
Chief Legal Officer